Exhibit 99.01

Keynote Reports Fourth Fiscal Quarter and Year-End 2012 Results

  Keynote Posts $30.4 Million in Quarterly Revenue
  Meets Revenue, GAAP EPS and Non-GAAP EPS Guidance
  Fiscal Year 2012 Revenue Reaches $124.3 Million
  Quarterly Cash Dividend of $0.06 per Share Approved

SAN MATEO, Calif.--(BUSINESS WIRE)--October 30, 2012--Keynote Systems (NASDAQ:KEYN), the global leader in mobile and web cloud testing & monitoring, reported financial results for its fourth fiscal quarter and year-ended September 30, 2012.

Umang Gupta, Chairman and CEO of Keynote, said: "Our solid fourth quarter results top off our fiscal 2012 year where we saw progress across all of our businesses. Our Internet products posted record quarterly revenue, our telecom business successfully weathered accounting related and European headwinds and we completed the integration of DeviceAnywhere into our enterprise organization. We exit fiscal 2012 better positioned to take advantage of the cloud and mobile market opportunities we see in the coming year.”

Quarter Ended September 30, 2012 Compared to Quarter Ended September 30, 2011

Revenue was $30.4 million for the fourth fiscal quarter of 2012, compared to $27.5 million in the fourth fiscal quarter of 2011. Total Internet revenue was a record $16.1 million, up from $14.2 million a year ago. Total mobile revenue was $14.3 million, increasing from $13.3 million a year ago. The revenue accounting headwind in the quarter was $2.2 million, which equals the decrease in mobile ratable licenses revenue from $2.6 million a year ago to $445,000 in the fourth fiscal quarter of 2012. In addition, the average Euro exchange rate was 13% lower this quarter compared to the year ago quarter. Keynote DeviceAnywhere contributed $3.7 million in revenue in the quarter and has more than doubled its deferred revenue balance since the acquisition.

Total costs and expenses for the quarter were $29.8 million, compared to $24.0 million in the same quarter a year ago. Of this increase, $5.7 million was due to expenses associated with Keynote DeviceAnywhere, which included $1.4 million of amortization of purchased intangibles, depreciation and stock-based compensation.

Net income for the fourth fiscal quarter of 2012 was $226,000, or $0.01 per diluted share, compared to net income of $39.8 million, or $2.16 per diluted share, for the same period last fiscal year, which included a one-time benefit from the release of the valuation allowance on deferred tax assets of $37.3 million. Non-GAAP net income for the fourth fiscal quarter of 2012 was $2.9 million, or $0.16 per diluted share, compared to $4.9 million, or $0.27 per diluted share, for the same period last fiscal year. Much of the decrease was related to the revenue accounting headwind and also to operating losses associated with Keynote DeviceAnywhere. The company defines non-GAAP net income as GAAP net income (loss) adjusted for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. Non-GAAP net income per diluted share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Adjusted EBITDA was $4.6 million for the fourth fiscal quarter of 2012, or 15% of revenue, compared to $6.2 million, or 23% of revenue, for the same period last fiscal year. The company defines Adjusted EBITDA as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. Much of the decrease was related to the revenue accounting headwind and also to operating losses associated with Keynote DeviceAnywhere.

Cash provided by operating activities was $5.4 million for the fourth fiscal quarter of 2012, compared to $5.7 million for the same period last fiscal year. Keynote defines free cash flow as cash flow from operations less cash used to purchase property, equipment and software. The company generated free cash flow of $4.4 million for the fourth fiscal quarter of 2012, compared to generating $4.3 million in the fourth fiscal quarter of 2011.

Fiscal 2012 Compared to Fiscal 2011

Revenue for the twelve months ended September 30, 2012 was $124.3 million, compared to $103.0 million in the same period a year ago. Net income for the year ended September 30, 2012 was $4.7 million, or $0.26 per diluted share, compared to $50.9 million, or $2.91 per diluted share, in the same period a year ago, which included a one-time benefit from the release of the valuation allowance on deferred tax assets of $37.3 million.

Non-GAAP net income was $16.0 million, or $0.87 per diluted share, compared to $20.6 million, or $1.18 per diluted share, for the last fiscal year. Adjusted EBITDA was $21.7 million, or 17% of revenue, compared to $25.0 million, or 24% of revenue, in the prior year. Much of these decreases were related to the revenue accounting headwind and also to operating losses associated with Keynote DeviceAnywhere.

Cash provided by operating activities during fiscal year 2012 was $16.6 million, compared to $19.3 million in the prior year.

Balance Sheet

At September 30, 2012, Keynote had $49.9 million in cash, cash equivalents, and short-term investments, compared to $101.4 million at September 30, 2011. Net deferred revenue was $16.7 million at September 30, 2012, compared to $18.5 million at September 30, 2011. This decrease was related to the recognition of ratable license revenue that was reflected as deferred revenue on the balance sheet prior to the adoption of new revenue recognition standards in October 2011, partially offset by the increase in DeviceAnywhere deferred revenue during the year. The total shares outstanding at September 30, 2012 were 17.9 million, compared to 17.3 million at September 30, 2011.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.06 per common share, payable December 15, 2012 to common stockholders of record at the close of business on December 1, 2012.

Expectations for the First Fiscal Quarter of 2013

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Keynote currently expects the following for the first fiscal quarter of 2013:

  Total revenue is expected to be between $31.5 million and $33.5 million.
  GAAP net income per diluted share is expected to be between $0.05 and $0.13.
  Non-GAAP net income per diluted share is expected to be between $0.20 and $0.28.

The above guidance is based on the following assumptions:

  Foreign exchange rates are expected to be lower than a year ago.
  Expected seasonal increase in revenue.
  Total stock-based compensation expense and amortization of purchased intangibles is expected to be approximately $2.2 million.
  Depreciation is expected to be approximately $1.5 million.
  Interest income and other, net is expected to be $50,000 assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash.
  Cash taxes paid from on-going operations is expected to be approximately $300,000.
  Diluted weighted average shares outstanding are expected to be approximately 18.3 million shares, assuming some additional issuances of equity or equity-related securities and no significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PDT) today, October 30, 2012. To access the call in the U.S., please dial (800) 588-4973, and for international callers dial (847) 230-5643. Callers may provide the following confirmation number 33496417 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The webcast can be accessed at www.keynote.com and is available for replay for 90 days. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 33496417 #.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, future prospects, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share and other results, and the related underlying assumptions in calculating those amounts including foreign exchange rates, the seasonal nature of revenues, the impact of the DeviceAnywhere acquisition and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to the integration of the acquisition, including retaining customers and employees, the uncertain impact global economic conditions, particularly in Europe, will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, unforeseen expenses or liabilities associated with Keynote’s recent acquisition, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2011, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statements or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net income per share, Adjusted EBITDA and free cash flow. These measures are not based on any standardized methodology prescribed by United States generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase property, equipment and software. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also uses this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating its business and operations.

About Keynote Systems

Keynote® Systems, Inc., (NASDAQ:KEYN) is the global leader in mobile and web cloud testing & monitoring. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® provides the industry's only true cloud-based platform for testing and monitoring the functionality, usability, performance and availability of mobile applications and websites. It's suite of mobile testing solutions is used by over 1,000 mobile developers and enterprises to deliver quality mobile applications and services to the mobile channel.

Keynote SIGOS offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, DeviceAnywhere®, The Mobile & Internet Performance Authority™ and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2012 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)

	Three Months Ended			Year Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2012	2012	2011	2012	2011

Net revenue:	$30,392	$30,276	$27,504	$124,339	$103,030
Costs and expenses:
Costs of revenue:
Direct costs of revenue	8,819	8,826	7,159	34,930	25,500
Development	4,801	4,754	3,558	18,622	13,189
Operations	2,739	2,587	2,195	10,489	8,131
Amortization of intangible assets- software	525	525	419	2,040	1,676
Total costs of revenue	16,884	16,692	13,331	66,081	48,496
Sales and marketing	9,156	9,506	7,335	36,674	28,278
General and administrative	3,298	3,525	3,464	14,732	11,702
Change in fair value of acquisition-related contingent consideration	-	-	-	(2,000)	-
Excess occupancy income, net	(505)	(407)	(285)	(1,650)	(1,077)
Amortization of intangible assets - other	963	968	138	3,710	589
Total costs and expenses	29,796	30,284	23,983	117,547	87,988
Income (loss) from operations	596	(8)	3,521	6,792	15,042
Interest income and other, net	(7)	122	(328)	163	213
Income before provision for income taxes	589	114	3,193	6,955	15,255
Provision for income taxes	(363)	(87)	(724)	(2,247)	(1,675)
Benefit from release of deferred tax assets valuation allowance	-	-	37,282	-	37,282
Net income	$226	$27	$39,751	$4,708	$50,862

Net income per share:
Basic	$0.01	$0.00	$2.33	$0.27	$3.16
Diluted	$0.01	$0.00	$2.16	$0.26	$2.91
Weighted average common shares outstanding:
Basic	17,843	17,502	17,077	17,504	16,096
Diluted	18,172	18,335	18,444	18,423	17,500

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
	Sept 30, 2012	Sept 30, 2011

Assets
Current assets:
Cash, cash equivalents and short-term investments	$49,939	$101,380
Accounts receivable, net	17,395	14,738
Other current assets	2,776	3,002
Inventories	1,980	1,502
Deferred tax assets	6,076	7,582
Total current assets	78,166	128,204
Property and equipment, net	35,165	34,424
Goodwill	110,253	62,459
Identifiable intangible assets, net	9,060	1,653
Deferred tax assets	33,392	32,851
Other long-term assets	929	810
Total assets	$266,965	$260,401

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,393	$2,410
Accrued expenses	11,301	9,450
Deferred revenue	15,626	16,151
Total current liabilities	29,320	28,011
Other long term liabilities	3,824	3,811
Long-term deferred revenue	1,093	2,388
Total liabilities	34,237	34,210

Stockholders’ equity:
Common stock	18	17
Additional paid-in capital	316,125	312,057
Accumulated deficit	(82,358)	(87,066)
Accumulated other comprehensive income (loss)	(1,057)	1,183
Total stockholders’ equity	232,728	226,191
Total liabilities and stockholders’ equity	$266,965	$260,401

Keynote Systems, Inc. and Subsidiaries GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (unaudited)
	Three Months Ended			Year Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2012	2012	2011	2012	2011
Non-GAAP Net Income
GAAP net income	$226	$27	$39,751	$4,708	$50,862
Provision for income taxes	363	87	724	2,247	1,675
Benefit from release of deferred tax assets valuation allowance	-	-	(37,282)	-	(37,282)
Stock-based compensation **	977	1,709	1,020	5,558	3,360
Amortization of intangible assets - other	963	968	138	3,710	589
Amortization of intangible assets - software	525	525	419	2,040	1,676
Change in fair value of acquisition-related contingent consideration	-	-	-	(2,000)	-
Non-GAAP income before income tax	3,054	3,316	4,770	16,263	20,880
Cash taxes from on-going operations	(179)	(61)	152	(260)	(290)
Non-GAAP net income	$2,875	$3,255	$4,922	$16,003	$20,590
Weighted average diluted common shares outstanding	18,172	18,335	18,444	18,423	17,500
Non-GAAP net income per share	$0.16	$0.18	$0.27	$0.87	$1.18
Adjusted EBITDA
GAAP net income	$226	$27	$39,751	$4,708	$50,862
Provision for income taxes	363	87	724	2,247	1,675
Benefit from release of deferred tax assets valuation allowance	-	-	(37,282)	-	(37,282)
Interest income and other, net	7	(122)	328	(163)	(213)
Stock-based compensation **	977	1,709	1,020	5,558	3,360
Amortization of intangible assets - other	963	968	138	3,710	589
Amortization of intangible assets - software	525	525	419	2,040	1,676
Depreciation	1,504	1,414	1,133	5,622	4,308
Change in fair value of acquisition-related contingent consideration	-	-	-	(2,000)	-
Adjusted EBITDA	$4,565	$4,608	$6,231	$21,722	$24,975
** Stock-based compensation by category
Direct costs of revenue	$162	$204	$127	$735	$436
Development	322	387	230	1,389	759
Operations	154	151	124	608	375
Sales and marketing	260	588	386	1,798	1,263
General and administrative	79	379	153	1,028	527
	$977	$1,709	$1,020	$5,558	$3,360

Keynote Systems, Inc. and Subsidiaries REVENUE DETAIL (in thousands) (unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2012
Internet:
Web measurement subscriptions	$8,119	$8,267	$8,803	$9,036	$34,225
Other subscriptions	4,295	3,269	3,032	3,970	14,566
Engagements	3,090	2,821	2,779	3,085	11,775
Internet net revenue	15,504	14,357	14,614	16,091	60,566
Mobile:
Subscriptions	5,593	6,206	6,529	6,241	24,569
Ratable licenses	1,583	980	499	445	3,507
System licenses	5,755	4,023	4,382	2,883	17,043
Maintenance and support	4,644	5,026	4,252	4,732	18,654
Mobile net revenue	17,575	16,235	15,662	14,301	63,773
Net revenue	$33,079	$30,592	$30,276	$30,392	$124,339

Mobile net revenue by customer type
Enterprise	$5,943	$5,884	$6,600	$5,256	$23,683
Telecommunications	11,632	10,351	9,062	9,045	40,090
Mobile net revenue	$17,575	$16,235	$15,662	$14,301	$63,773
FY 2011
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$7,981	$30,494
Other subscriptions	3,448	2,784	2,846	3,316	12,394
Engagements	2,185	2,600	2,735	2,919	10,439
Internet net revenue	12,908	12,757	13,446	14,216	53,327
Mobile:
Subscriptions	3,195	3,234	4,149	4,180	14,758
Ratable licenses	4,571	3,687	3,426	2,594	14,278
System licenses	1,992	1,262	3,112	3,858	10,224
Maintenance and support	2,167	3,167	2,453	2,656	10,443
Mobile net revenue	11,925	11,350	13,140	13,288	49,703
Net revenue	$24,833	$24,107	$26,586	$27,504	$103,030

Mobile net revenue by customer type
Enterprise	$1,109	$1,249	$2,035	$1,635	$6,028
Telecommunications	10,816	10,101	11,105	11,653	43,675
Mobile net revenue	$11,925	$11,350	$13,140	$13,288	$49,703
FY 2010
Internet:
Web measurement subscriptions	$6,170	$6,593	$6,584	$7,105	$26,452
Other subscriptions	3,665	2,569	2,648	3,154	12,036
Engagements	2,544	1,893	2,164	2,187	8,788
Internet net revenue	12,379	11,055	11,396	12,446	47,276
Mobile:
Subscriptions	2,374	2,510	2,718	2,770	10,372
Ratable licenses	5,956	5,791	5,159	5,297	22,203
Mobile net revenue	8,330	8,301	7,877	8,067	32,575
Net revenue	$20,709	$19,356	$19,273	$20,513	$79,851

Mobile net revenue by customer type
Enterprise	$1,036	$932	$1,028	$1,063	$4,059
Telecommunications	7,294	7,369	6,849	7,004	28,516
Mobile net revenue	$8,330	$8,301	$7,877	$8,067	$32,575

Keynote Systems, Inc. and Subsidiaries CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW (in thousands) (unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2012
Total Revenue	$ 33,079	$ 30,592	$ 30,276	$ 30,392	$ 124,339
Cash Flow from Operations	$ 1,510	$ 4,606	$ 5,046	$ 5,442	$ 16,604
% of Revenue	5%	15%	17%	18%	13%
Purchase of PP&E	$ 1,608	$ 1,639	$ 1,410	$ 1,068	$ 5,725
Free Cash Flow	$ (98)	$ 2,967	$ 3,636	$ 4,374	$ 10,879
% of Revenue	(0%)	10%	12%	14%	9%
FY 2011
Total Revenue	$ 24,833	$ 24,107	$ 26,586	$ 27,504	$ 103,030
Cash Flow from Operations	$ 2,324	$ 6,693	$ 4,560	$ 5,686	$ 19,263
% of Revenue	9%	28%	17%	21%	19%
Purchase of PP&E	$ 470	$ 1,693	$ 795	$ 1,379	$ 4,337
Free Cash Flow	$ 1,854	$ 5,000	$ 3,765	$ 4,307	$ 14,926
% of Revenue	7%	21%	14%	16%	14%
FY 2010
Total Revenue	$ 20,709	$ 19,356	$ 19,273	$ 20,513	$ 79,851
Cash Flow from Operations	$ (95)	$ 1,749	$ 6,272	$ 4,805	$ 12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$ 775	$ 653	$ 961	$ 840	$ 3,229
Free Cash Flow	$ (870)	$ 1,096	$ 5,311	$ 3,965	$ 9,502
% of Revenue	(4%)	6%	28%	19%	12%

CONTACT:
Investor Relations
Becky Herrick / Jana Cuiper, 415-433-3777
LHA
KEYNLHA@lhai.com
or
Media
Dan Berkowitz, 650-403-3305
Keynote Systems, Inc.
dberkowitz@keynote.com